UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

VALIANT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53487	26-2871644
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 N. University Drive, Suite 810, Coral Springs, Florida	33071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 755-5564

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2009, Angela C. Rodriguez was appointed as the Chief Financial Officer of the Company. Ms. Rodriguez, 45, has been representing various clients in south Florida as part of her own accounting practice since October 1997. Prior to having her own practice, from May 1990 until May 1997, Ms. Rodriguez held various positions with Alamo Rent A Car, Inc., in Fort Lauderdale, including Senior Manager—Accounting Systems, Manager—Cash Management, Supervisor—Cash Management and Analyst of Accounting Systems. Ms. Rodriguez received her Bachelors degree in Accounting from the University of Tennessee in 1988 and a Masters in Accounting from Florida International University in December 1997.

Ms. Rodriguez has entered in an employment agreement with the Company. The form of employment agreement, which is attached to the Company’s Form 8-K filed on June 11, 2009 as Exhibit 10.1 therein, provides for 3-year agreements, with automatic one-year renewals on expiration absent required notice of non-renewal by either party. The agreement may be terminated by Valiant for cause or without cause and in certain other instances, or by the executive for any reason or in the event of death or disability. The agreement provides for a base annual salary for the executive, with annual increases not to be less than 8% per year. The executive is entitled to participate in any retirement, health or other benefit plans or programs. In the event of termination of the agreement prior to the end of the term by Valiant without cause or by the executive for good reason (as such term is defined), the executive will be owed his accrued salary and any bonus earned but not yet paid, as well as one month’s salary and the immediate vesting of any stock options. In the event of a change of control (as defined), the executive shall be owed his accrued salary and any bonus earned but not yet paid, as well as three months salary and paid health insurance or other fringe benefits, and the immediate vesting of any stock options. As part of the agreement, the executive has agreed to keep certain information confidential, not to compete with Valiant during the term of the agreement and for a one year period after termination of the agreement, nor solicit any employee of the Company or any subsidiary or franchisee.

On June 16, 2009, effective June 26, 2009, John T. Titus, the Company’s Vice President of Finance tendered his resignation from the Company for personal reasons.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the acquisition of the domestic franchise assets of Accessible Healthcare Services, Inc., which has a fiscal year end of December 31, the Company has determined it in its best interests to change its fiscal year end from June 30 to December 31. Therefore, the Company’s 2009 fiscal year end will be December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTHCARE, INC.

By:	/s/ Aarif Dohad
Name: Aarif Dohad Title: Chairman of the Board

Dated: July 16, 2009

3